Exhibit 99.1

FORTE BIOSCIENCES, INC. ANNOUNCES SECOND QUARTER 2020 RESULTS AND PROVIDES GENERAL BUSINESS UPDATE

TORRANCE, CA – AUGUST 10, 2020 – Forte Biosciences, Inc. (www.fortebiorx.com) (NASDAQ: FBRX), a clinical-stage biopharmaceutical company, today announced the second quarter 2020 financial results and provided a general business update.

“We are very happy to have concluded the reverse merger on June 15th and in that process, brought on a very well-respected group of investors, including Alger, BVF Partners, Franklin Templeton and OrbiMed to support Forte as we continue to grow the company. Our lead program, FB-401, developed in collaboration with the National Institute of Health (NIH) and the National Institute of Allergy and Infectious Diseases (NIAID), has shown great potential in the initial Phase 1/2a study in mild, moderate and severe atopic dermatitis patients, including adults and children as young as 3 years old.” said Paul Wagner, Ph.D., CEO of Forte Biosciences “We look forward to further validating FB-401’s potential with the randomized trial in mild to moderate atopic dermatitis patients, including adults and children 2 years of age and older, which will be initiating shortly. There is a particular need for safe and effective atopic dermatitis therapies for children.”

Second Quarter 2020 Financial Results

Merger

On June 15, 2020, Forte merged with Tocagen, a publicly traded biotechnology company, with Forte being the surviving entity. As part of the merger, each share of Forte common stock outstanding was converted into the right to receive 3.1624 shares of Tocagen common stock following a 15:1 reverse split of Tocagen’s common stock. Post-merger and post-reverse split, Forte had approximately 10.8 million shares of common stock outstanding, with prior Forte stockholders collectively owning approximately 84.7% of the combined company and prior Tocagen stockholders owning approximately 15.3%. Forte’s common stock is traded on the Nasdaq Capital Market under the ticker symbol “FBRX.” Prior to the Merger, Forte was a privately-held company incorporated in Delaware.

Financing

During the second quarter of 2020, Forte raised $24 million in equity financing associated with the merger that closed on June 15, including a $4.6 million financing that closed on June 16. Forte Biosciences ended the quarter with approximately $28 million in cash which the company believes is sufficient to fund operations for at least the next 12 months. Forte had 11.2 million shares of common stock outstanding as of June 30, 2020.

Operating Results

Research and development expenses were $1.9 million and $3.3 million for the three and six months ended June 30, 2020, respectively, compared to $0.3 million and $1.2 million for the comparable periods in 2019. The increases in 2020 were primarily due to increased outsourced contract manufacturing costs and clinical development costs as we gear up to commence Phase 2 clinical trials for FB-401.

General and administrative expenses were $0.8 million and $1.4 million for the three and six months ended June 30, 2020, respectively, compared to $0.3 million and $0.6 million for the comparable periods in 2019. The increases in 2020 were primarily due to professional fees for legal, auditing, tax and business consulting services, and personnel expenses as we transitioned to being a public company.

In connection with the Merger, we recognized a charge of $32.1 million for acquired in-process research and development related to the reverse merger with Tocagen.

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Operating expenses:
Research and development	$1,937	$310	$3,291	$1,173
General and administrative	760	319	1,433	643
In process research and development assets acquired	32,057	—	32,057	—

Total operating expenses	34,754	629	36,781	1,816

Loss from operations	(34,754)	(629)	(36,781)	(1,816)
Other income (expenses)	(7)	(1)	(30)	1

Net loss	$(34,761)	$(630)	$(36,811)	$(1,815)

Per share information:
Net loss per share - basic and diluted	$(9.52)	$(0.30)	$(12.77)	$(0.86)
Weighted average shares outstanding, basic and diluted	3,650,422	2,108,266	2,882,819	2,108,266

Additional detail on our financial results for the second quarter 2020 can be found in our Form 10-Q as filed today with the SEC. You can also find more information in the investor relations section of our website at www.fortebiorx.com.

Conference Call and Webcast Information

The Forte management will host a conference call and webcast today at 4:30 PM Eastern Time. Participants may access the call by dialing 877-300-8521 (Domestic) or 412-317-6026 (International), the conference ID number is: 10147071. The call will also be webcast and can be accessed from the investor relations section of Forte’s website at https://www.fortebiorx.com/ or http://public.viavid.com/index.php?id=141126. A replay of the call will also be available through August 17th.

About Forte

Forte Biosciences, Inc. is a clinical stage, dermatology company developing a live biotherapeutic, FB-401, for the treatment of inflammatory skin diseases. FB-401 has completed Phase 1/2a testing in adult and pediatric (3 years of age and older) patients with atopic dermatitis. There is a significant unmet need for safe and effective therapies particularly for pediatric atopic dermatitis patients. Forte is preparing for the initiation of the randomized Phase 2 clinical trial for FB-401 in the third quarter of 2020.

Forward Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward looking statements include statements regarding Forte’s beliefs, goals, intentions and expectations on achieving its next level of corporate growth; the ability of the company to continue to advance its product candidates through the development process and achieve potential clinical development milestones in the future. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to Forte’s ability to obtain sufficient additional capital to continue to advance the company’s product candidates and preclinical programs; uncertainties associated with the clinical development and regulatory approval of Forte’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the risk that interim results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; the risk that unforeseen adverse reactions or side effects may occur in the course of developing and testing product candidates; risks associated with the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; risks related to the impact of the COVID-19 outbreak on Forte’s operations, the biotechnology industry and the economy generally; and risks associated with the possible failure to realize certain anticipated benefits of the reverse merger or other transactions, including with respect to future financial and operating results. Information on these and additional risks, uncertainties, and other information affecting Forte’s business and operating results is contained in Forte’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 to be filed with the Securities and Exchange Commission and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Forte Biosciences, Inc.

Paul Wagner, CEO

investors@fortebiorx.com

LifeSci Advisors

Mike Moyer, Managing Director

617.308.4306

mmoyer@lifesciadvisors.com